Exhibit 10.2

ReTo Eco-Solutions, Inc
X-702, 60 Anli Road, Chaoyang District,

Beijing, People’s Republic of China 100101.

Attention: Johnny Tiong Sie Wei, CEO

Re: Surrender of Debt

To Whom It May Concern,

1.

Reference to Loan and Assignment

I refer to a certain Loan Agreement dated May 21, 2026 (the “Loan Agreement”) by and between the me (“Lender”) and ReTo Eco-Solutions, Inc (the “Company” or “Borrower”), under which myself, along certain other lenders, extended a loan in the aggregate principal amount of USD 3,800,000 to the Company (“Debt”).

2.

Surrender of Debt

In consideration of the issuance of securities by the Company to me in accordance with that certain Securities Purchase Agreement (the “SPA”) dated June [    ], 2026 I hereby surrender and forever relinquish any and all rights, claims, and interests I have (or may have) to repayment of the Debt under the Loan Agreement. This surrender includes any accrued but unpaid interest, if applicable, and any other amounts due to me as a lender or creditor under the Loan Agreement.

3.

Acknowledgment of Full Satisfaction

By this surrender, I acknowledge that upon issuance of the securities to me pursuant to the SPA, the Company shall be fully released and discharged from its obligations to repay the Debt to me. I further confirm that I shall have no further claims or demands against the Company under or in connection with the Debt.

4.

No Other Amendments

For the avoidance of doubt, this surrender does not otherwise alter or amend the Company’s obligations toward any other party or any other portion of debt not specifically identified herein. It also does not impact any rights, obligations, or remedies under any agreements beyond those expressly referenced above.

5.

Counterparts; Governing Law

This letter may be executed in counterparts (including via PDF or electronic signature), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Unless otherwise agreed in writing, this surrender shall be governed by and construed in accordance with the laws of Hong Kong or relevant jurisdiction, without giving effect to conflict-of-laws principles.

6.	Further Assurances I agree to execute any additional documents reasonably necessary to effectuate or evidence the surrender of the Debt described herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

BORROWER:

RETO ECO-SOLUTIONS, INC.

By:
Name:	Johnny Tiong Sie Wei
Title:	Chief Executive Officer

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SIGNATURE PAGES FOR LENDERS FOLLOW]

[LENDER SIGNATURE PAGES TO LOAN AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Lender:

Signature of Lender: __________________________________

Email Address of Lender:

Address for Notice to Lender:

Address for Delivery of Letter of Surrender of Loan (if not same as address for notice):

Loan Amount:

[SIGNATURE PAGES CONTINUE]